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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions, "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated November 11, 1996, with respect to the financial statements of North Star Plating Company included in the Registration Statement (Form S-1 No. 333-3994) and related Prospectus of Keystone Automotive Industries, Inc. for the registration of 4,370,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
June 6, 1997